THE RBB FUND, INC.
SUB-ADVISORY AGREEMENT
S1 FUND

            Sub-Advisory Agreement (this "Agreement") entered into as of the 1st day of January, 2012 by and between Simple Alternatives, LLC, a Delaware limited liability company (the "Adviser"), and Maerisland Capital, LLC, a Delaware limited liability company (the "Sub-Adviser").
            WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated September 30, 2010 (the "Advisory Agreement") with The RBB Fund, Inc. (the "Fund"), relating to the provision of investment advisory services to the S1 Fund (the "Portfolio");
            WHEREAS, the Advisory Agreement provides that the Adviser may delegate any or all of its investment advisory responsibilities under the Advisory Agreement to one or more sub-advisers;
            WHEREAS, pursuant to the authority granted to the Adviser in the Advisory Agreement and with the consent of the Board of Directors of the Fund, the Adviser and the Fund
desire to retain the Sub-Adviser to render portfolio
management services to the Portfolio in the manner and on the terms set forth in this Agreement, and the Sub-Adviser is willing to provide such services.
            NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.	Sub-Advisory Services.
(a)	The Adviser hereby appoints the Sub-Adviser to
act as a sub-adviser to the Portfolio for the
periods and on the terms herein set forth.  The
Sub-Adviser accepts such appointment and agrees
to render the services herein set forth, for the
compensation herein provided.
(b)	The Sub-Adviser shall, subject to the
supervision and oversight of the Adviser, manage
the investment and reinvestment of such portion
of the assets of the Portfolio, as the Adviser
may from time to time allocate to the Sub-
Adviser for management (the "Sub-Advised
Assets").  The Sub-Adviser shall manage the Sub-
Advised Assets in conformity with (i) the
investment objective, policies and restrictions
of the Portfolio set forth in the Portfolio's
prospectus and statement of additional
information, as they may be amended from time to
time, any additional policies or guidelines,
including without limitation compliance policies
and procedures, established by the Adviser, the
Fund's Chief Compliance Officer, or by the
Fund's Board of Directors ("Board") that have
been furnished in writing to the Sub-Adviser,
(ii) the asset diversification tests applicable
to regulated investment companies pursuant to
section 851(b)(3) of the Internal Revenue Code,
(iii) the written instructions and directions
received from the Adviser or the Fund as
delivered; and (iv) the requirements of the
Investment Company Act of 1940 (the "1940 Act"),
the Investment Advisers Act of 1940 ("Advisers
Act"), and all other applicable federal and
state laws governing the performance of the Sub-
Adviser's duties under this Agreement, all as
may be in effect from time to time.  The
foregoing are referred to below together as the
"Policies."
For purposes of compliance with the Policies,
the Sub-Adviser shall be entitled to treat the
Sub-Advised Assets as though the Sub-Advised
Assets constituted the entire Portfolio, and the
Sub-Adviser shall not be responsible in any way
for the compliance of any assets of the
Portfolio, other than the Sub-Advised Assets,
with the Policies.  Subject to the foregoing,
the Sub-Adviser is authorized, in its discretion
and without prior consultation with the Adviser,
to buy, sell, lend and otherwise trade in any
stocks, bonds and other securities and
investment instruments on behalf of the
Portfolio, without regard to the length of time
the securities have been held and the resulting
rate of portfolio turnover or any tax
considerations; and the majority or the whole of
the Sub-Advised Assets may be invested in such
proportions of stocks, bonds, other securities
or investment instruments, or cash, as the Sub-
Adviser shall determine.  Notwithstanding the
foregoing provisions of this Section 1(b),
however, (i) the Sub-Adviser shall, upon and in
accordance with written instructions from the
Adviser, effect such portfolio transactions for
the Sub-Advised Assets as the Adviser shall
determine are necessary in order for the
Portfolio to comply with the Policies, and (ii)
upon notice to the Sub-Adviser, the Adviser may
effect in-kind redemptions with shareholders of
the Portfolio with securities included within
the Sub-Advised Assets or effect such portfolio
transactions for the Sub-Advised Assets as the
Adviser shall determine are necessary in order
for the Portfolio to comply with the Policies.
(c)	Absent instructions from the Adviser or the
officers of the Fund to the contrary, the Sub-
Adviser shall place orders pursuant to its
determinations either directly with the issuer
or with any broker and/or dealer or other person
who deals in the securities in which the
Portfolio is trading.  In executing portfolio
transactions and selecting brokers, dealers or
other persons, the Sub-Adviser shall use its
best judgment to obtain the best overall terms
available.  In assessing the best overall terms
available for any transaction, the Sub-Adviser
shall consider all factors it deems relevant,
including the breadth of the market in the
security, the price of the security, the
financial condition and execution capability of
the broker or dealer, and the reasonableness of
the commission, if any, both for the specific
transaction and on a continuing basis.  In
evaluating the best overall terms available and
in selecting the broker or dealer to execute a
particular transaction, the Sub-Adviser may also
consider the brokerage and research services (as
those terms are defined in Section 28(e) of the
Securities Exchange Act of 1934) provided to the
Portfolio and/or other account over which the
Sub-Adviser and/or an affiliate of the Sub-
Adviser exercises investment discretion.
Brokers or dealers selected by the Sub-Adviser
for the purchase and sale of securities or other
investment instruments for the Sub-Advised
Assets may include brokers or dealers affiliated
with the Sub-Adviser, provided such orders
comply with Rules 17e-1 and 10f-3 under the 1940
Act and the Fund's Rule 17e-1 and Rule 10f-3
Procedures, respectively, in all respects or any
other applicable exemptive rules or orders
applicable to the Sub-Adviser.  Notwithstanding
the foregoing, the Sub-Adviser will not effect
any transaction with a broker or dealer that is
an "affiliated person" (as defined under the
1940 Act) of the Sub-Adviser or the Adviser
without the prior approval of the Adviser.  The
Adviser shall provide the Sub-Adviser with a
list of brokers or dealers that are affiliated
persons of the Adviser.
(d)	The Sub-Adviser acknowledges that the Adviser
and the Fund may rely on Rules 17a-7, 17a-10,
10f-3 and 17e-1 under the 1940 Act, and the Sub-
Adviser hereby agrees that it shall not consult
with any other investment adviser to the Fund
with respect to transactions in securities for
the Sub-Advised Assets or any other transactions
in the Fund's assets, other than for the
purposes of complying with the conditions of
paragraphs (a) and (b) of Rule 12d3-1 under the
1940 Act.
(e)	The Sub-Adviser has provided the Adviser with a
true and complete copy of its compliance
policies and procedures for compliance with
Rule 206(4)-7 of the Advisers Act (the "Sub-
Adviser Compliance Policies").  The Sub-
Adviser's chief compliance officer ("Sub-Adviser
CCO") shall provide to the Fund's Chief
Compliance Officer ("Fund CCO") or his or her
delegatee promptly (and in no event in more than
10 business days) the following:
(i)	a report of any material changes to the
Sub-Adviser Compliance Policies;
(ii)	a report of any compliance matter about
which the Adviser or the Fund's Board of
Directors would reasonably need to know to
oversee Fund compliance, and that involves,
without limitation:  (A) a violation of the
securities laws by the Sub-Adviser or any
of its officers, directors, employees or
agents; (B) a violation of the Policies or
the Sub-Adviser Compliance Policies by the
Sub-Adviser or any of its officers,
directors, employees or agents; and/or (C)
a weakness in the design or implementation
of the Policies; and
(iii)	an annual (or more frequently as the
Fund CCO may request) certification
regarding the Sub-Adviser's compliance with
Rule 206(4)-7 under the Advisers Act, the
Policies and this Agreement .
(f)	The Sub-Adviser may, on occasions when it deems
the purchase or sale of a security to be in the
best interests of the Portfolio as well as other
fiduciary or agency accounts managed by the Sub-
Adviser, aggregate, to the extent permitted by
applicable laws and regulations, the securities
to be sold or purchased in order to obtain the
best overall terms available and execution with
respect to common and preferred stocks and the
best net price and execution with respect to
other securities.  In such event, allocation of
the securities so purchased or sold, as well as
the expenses incurred in the transaction, will
be made by the Sub-Adviser in the manner it
considers to be most fair and equitable over
time to the Portfolio and to its other accounts.
(g)	The Sub-Adviser, in connection with its rights
and duties with respect to the Portfolio and the
Fund shall use the care, skill, prudence, and
diligence under the circumstances then
prevailing that a prudent person acting in a
like capacity and familiar with such matters
would use in the conduct of an enterprise of a
like character and with like aims.
(h)	The services of the Sub-Adviser hereunder are
not deemed exclusive and the Sub-Adviser shall
be free to render similar services to others
(including other investment companies) so long
as its services under this Agreement are not
impaired thereby.  The Sub-Adviser will waive
enforcement of any non-compete agreement or
other agreement or arrangement to which it is
currently a party that restricts, limits, or
otherwise interferes with the ability of the
Adviser to employ or engage any person or entity
to provide investment advisory or other services
and will transmit to any person or entity notice
of such waiver as may be required to give effect
to this provision; and the Sub-Adviser will not
become a party to any non-compete agreement or
any other agreement, arrangement, or
understanding that would restrict, limit, or
otherwise interfere with the ability of the
Adviser and the Fund or any of their affiliates
to employ or engage any person or organization,
now or in the future, to manage the Portfolio or
any other assets managed by the Adviser.
(i)	The Sub-Adviser shall furnish the Adviser and
the administrator of the Fund (the
"Administrator") daily reports concerning
portfolio transactions and holdings of the Sub-
Advised Assets as the Adviser may reasonably
determine in such form as may be mutually agreed
upon, and agrees to review the Sub-Advised
Assets with the Adviser and discuss the
management of the Sub-Advised Assets.  The Sub-
Adviser shall promptly respond to requests by
the Adviser, the Administrator, and the Fund CCO
or their delegates for copies of the pertinent
books and records maintained by the Sub-Adviser
relating directly to the Portfolio.  The Sub-
Adviser shall also provide the Adviser with such
other information and reports, including
information and reports related to compliance
matters, as may reasonably be requested by it
from time to time, including without limitation
all material requested by or required to be
delivered to the Board.
(j)	Unless otherwise agreed, the Sub-Adviser shall
have the power, discretion and responsibility to
vote any proxies in connection with securities
in which the Sub-Advised Assets may be invested.
(k)	The Sub-Adviser shall cooperate promptly and
fully with the Adviser and/or the Fund in
responding to any regulatory or compliance
examinations or inspections (including any
information requests) relating to the Fund, the
Portfolio or the Adviser brought by any
governmental or regulatory authorities.  The
Sub-Adviser shall provide to the Fund CCO or his
or her delegate notice of any deficiencies that
are identified by the United States Securities
and Exchange Commission ("SEC") in written
correspondence to the Sub-Adviser and that
relate to the services provided by the Sub-
Adviser to the Portfolio pursuant to this
Agreement. The Sub-Adviser shall provide such
notification within a reasonable period after
receiving the correspondence. The Sub-Adviser
shall provide additional information with
respect to such deficiencies as is reasonably
requested by the Fund CCO or his or her
delegatee.
(l)	The Sub-Adviser shall be responsible for the
preparation and filing of Schedule 13G and Form
13F on behalf of the Sub-Advised Assets.  The
Sub-Adviser shall not be responsible for the
preparation or filing of any other reports
required on behalf of the Sub-Advised Assets,
except as may be expressly agreed to in writing.
(m)	The Sub-Adviser shall maintain all books and
records with respect to the Sub-Advised Assets
as are required of an investment adviser of a
registered investment company pursuant to the
1940 Act and the rules thereunder.  Any records
required to be maintained and preserved pursuant
to the provisions of Rule 31a-1 and Rule 31a-2
promulgated under the 1940 Act that are prepared
or maintained by the Sub-Adviser on behalf of
the Fund are the property of the Fund and will
be surrendered promptly to the Fund upon
request.  The Sub-Adviser further agrees to
preserve for the periods prescribed in Rule 31a-
2 under the 1940 Act the records required to be
maintained under Rule 31a-1 under the 1940 Act.
(n)	The Sub-Adviser shall promptly notify the
Adviser of any financial condition that is
likely to impair the Sub-Adviser's ability to
fulfill its commitments under this Agreement.
2.	Representations and Warranties of the Parties.
(a)	The Sub-Adviser represents and warrants to the
Adviser as follows:
(i)	The Sub-Adviser is a registered investment
adviser under the Advisers Act;
(ii)	The Form ADV that the Sub-Adviser has
previously provided to the Adviser is a
true and complete copy of the form as
currently filed with the SEC, and the
information contained therein is accurate
and complete in all material respects and
does not omit to state any material fact
necessary in order to make the statements
made, in light of the circumstances under
which they are made, not misleading.  The
Sub-Adviser will promptly provide the
Adviser and the Fund with a complete copy
of all subsequent amendments to its Form
ADV;
(iii)	The Sub-Adviser will carry at all
times professional errors and omissions
liability insurance covering services
provided hereunder by the Sub-Adviser in an
appropriate amount, which insurance shall
be primary to any insurance policy carried
by the Adviser;
(iv)	Upon request, the Sub-Adviser will furnish
the Adviser with certificates of insurance
in forms and substance reasonably
acceptable to the Adviser evidencing the
coverages specified in paragraph 2(a)(iii)
hereof and will provide notice of
termination of such coverages, if any, to
the Adviser and the Fund, all as promptly
as reasonably possible.  The Sub-Adviser
will notify the Adviser promptly, and in
any event within 10 business days, when the
Sub-Adviser receives notice of any
termination of the specified coverage; and
(v)	This Agreement has been duly authorized and
executed by the Sub-Adviser.
(b)	The Adviser represents and warrants to the Sub-
Adviser as follows:
(i)	The Adviser is registered under the
Advisers Act;
(ii)	The Adviser and the Fund have obtained
approval of this Agreement from  the
shareholders of the Fund or are exempt from
the requirement to obtain such approval,
and
(iii)	Each of the Adviser and the Fund has
duly authorized the execution of this
Agreement by the Adviser.
3.	Obligations of the Adviser.
(a)	The Adviser shall provide (or cause the
Portfolio's Custodian (as defined in Section 3
hereof) to provide) timely information to the
Sub-Adviser regarding such matters as the
composition of the Sub-Advised Assets, cash
requirements and cash available for investment
in the Sub-Advised Assets, and all other
information as may be reasonably necessary for
the Sub-Adviser to perform its responsibilities
hereunder.
(b)	The Adviser has furnished the Sub-Adviser with a
copy of the prospectus and statement of
additional information of the Portfolio and the
Adviser agrees during the continuance of this
Agreement to furnish the Sub-Adviser copies of
any revisions or supplements thereto at, or, if
practicable, before the time the revisions or
supplements become effective.  The Adviser
agrees to furnish the Sub-Adviser with copies of
any financial statements or reports made by the
Portfolio to its shareholders, and any further
materials or information that the Sub-Adviser
may reasonably request to enable it to perform
its functions under this Agreement.
4.	Custodian.  The Adviser shall provide the Sub-
Adviser with a copy of the Portfolio's agreement with any custodian designated to hold the assets of the Portfolio
(the "Custodian") and any material modifications thereto
(the "Custody Agreement") that may affect the Sub-
Adviser's duties, copies of such modifications to be
provided to the Sub-Adviser reasonably in advance of the effectiveness of such modifications. The Sub-Advised
Assets shall be maintained in the custody of the
Custodian identified in, and in accordance with the terms
and conditions of, the Custody Agreement (or any sub-
custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act
or omission is taken solely in reliance upon instruction
given to the Custodian by a representative of the Sub-
Adviser properly authorized to give such instruction
under the Custody Agreement.  Any assets added to the
Portfolio shall be delivered directly to the Custodian.
5.	Use of Name.  During the term of this Agreement, the
Adviser shall have permission to use the Sub-Adviser's
name in the marketing of the Portfolio, and agrees to
furnish the Sub-Adviser, for its prior approval (which
approval shall not be unreasonably withheld) at its
principal office all prospectuses, proxy statements and
reports to shareholders prepared for distribution to shareholders of the Portfolio or the public that refer to the Sub-Adviser in any way.  If the Adviser does not
receive a response from the Sub-Adviser with respect to
such materials within five business days of its
submission for approval, such materials shall be deemed
accepted by the Sub-Adviser. The Sub-Adviser agrees that Adviser may request that the Sub-Adviser approve use of a certain type, and that Adviser need not provide for approval each additional piece of marketing material that
is of substantially the same type.
      During the term of this Agreement, the Sub-Adviser
shall not use the Fund's name without the prior consent
of the Fund.
6.	Expenses.  During the Term of this Agreement, the
Sub-Adviser will pay all expenses incurred by it in
connection with the performance of its duties under
paragraph 1 hereof other than the cost (including taxes, brokerage commissions and other transaction costs, if any) of the securities or other investment instruments
purchased or sold for the Portfolio.
7.	Compensation of the Sub-Adviser.  As full
compensation for all services rendered, facilities
furnished and expenses borne by the Sub-Adviser
hereunder, the Sub-Adviser shall be paid the fees in the
amounts and in the manner set forth in Appendix A hereto.
8.	Independent Contractor Status.  The Sub-Adviser
shall for all purposes hereof be deemed to be an
independent contractor and shall, unless otherwise
provided or authorized, have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Portfolio or the Adviser.
9.	Liability and Indemnification.
(a)	Liability.  The duties of the Sub-Adviser shall
be confined to those expressly set forth herein
with respect to the Sub-Advised Assets.  The
Sub-Adviser shall not be liable for any loss
arising out of any portfolio investment or
disposition hereunder, except a loss resulting
from willful misfeasance, bad faith or gross
negligence in the performance of its duties, or
by reason of reckless disregard of its
obligations and duties hereunder.  Under no
circumstances shall the Sub-Adviser be liable
for any loss arising out of any act or omission
taken by another sub-adviser, or any other third
party, in respect of any portion of the Fund's
assets not managed by the Sub-Adviser pursuant
to this Agreement.
(b)	Indemnification.
(i)	The Sub-Adviser shall indemnify the
Adviser, the Fund and the Portfolio, and
their respective affiliates and controlling
persons, directors, officers and employees
(the "Adviser Indemnified Persons") for any
liability and expenses, including
reasonable attorneys' fees, which the
Adviser Indemnified Persons may sustain as
a result of the Sub-Adviser's breach of
this Agreement or its representations and
warranties herein or as a result of the
Sub-Adviser's willful misfeasance, bad
faith, gross negligence, or reckless
disregard of its duties hereunder or
violation of applicable law; provided,
however, that the Adviser Indemnified
Persons shall not be indemnified for any
liability or expenses that may be sustained
as a result of the Adviser's willful
misfeasance, bad faith, gross negligence,
or reckless disregard of its duties
hereunder.
(ii)	The Adviser shall indemnify the Sub-
Adviser, its affiliates and its controlling
persons, directors, officers and employees
(the "Sub-Adviser Indemnified Persons") for
any liability and expenses, including
reasonable attorneys' fees, arising from,
or in connection with, the Adviser's breach
of this Agreement or its representations
and warranties herein or as a result of the
Adviser's willful misfeasance, bad faith,
gross negligence, reckless disregard of its
duties hereunder or violation of applicable
law; provided, however, that the Sub-
Adviser Indemnified Persons shall not be
indemnified for any liability or expenses
that may be sustained as a result of the
Sub-Adviser's willful misfeasance, bad
faith, gross negligence, or reckless
disregard of its duties hereunder.
10.	Effective Date and Termination.  This Agreement
shall become effective as of the date of its execution,
and:
(a)	unless otherwise terminated, this Agreement
shall continue in effect until August 16, 2013,
and from year to year thereafter so long as such
continuance is specifically approved at least
annually (i) by the Board or by vote of a
majority of the outstanding voting securities of
the Portfolio, and (ii) by vote of a majority of
the Directors of the Fund who are not interested
persons of the Fund, the Adviser or the Sub-
Adviser, cast in person at a meeting called for
the purpose of voting on such approval;
(b)	this Agreement may at any time be terminated on
60 days' written notice to the Sub-Adviser
either by vote of the Board or by vote of a
majority of the outstanding voting securities of
the Portfolio;
(c)	this Agreement shall automatically terminate in
the event of its assignment or upon the
termination of the Advisory Agreement; and
(d)	this Agreement may be terminated by the Sub-
Adviser on 60 days' written notice to the
Adviser and the Fund, or by the Adviser
immediately upon notice to the Sub-Adviser.
      Termination of this Agreement pursuant to this
Section 10 shall be without the payment of any penalty.
All accrued and unpaid management fees shall be due and
payable to the Sub-Adviser upon the termination date.  As
of the termination date, all assets in the Portfolio
shall be the sole and exclusive responsibility of the
Adviser and the Sub-Adviser shall have no further responsibilities other than to assist in an orderly transition of the management of the Portfolio to the
Adviser.
11.	Amendment.  This Agreement may be amended at any
time by mutual consent of the Adviser and the Sub-
Adviser, provided that, if required by law, such
amendment shall also have been approved by vote of a
majority of the outstanding voting securities of the
Portfolio and by vote of a majority of the Directors of
the Fund who are not interested persons of the Fund, the Adviser, or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.
12.	Assignment.  The Sub-Adviser may not assign this
Agreement and this Agreement shall automatically
terminate in the event of an "assignment," as such term
is defined in Section 2(a)(4) of the 1940 Act.  The Sub-
Adviser shall notify the Adviser in writing sufficiently
in advance of any proposed change of "control," as
defined in Section 2(a)(9) of the 1940 Act, so as to
enable the Fund and/or the Adviser to: (a) consider
whether an assignment will occur, (b) consider whether to
enter into a new Sub-Advisory Agreement with the Sub-
Adviser, and (c) prepare, file, and deliver any
disclosure document to the Portfolio's shareholders as
may be required by applicable law.
13.	Miscellaneous.  The captions in this Agreement are
included for convenience of reference only and in no way
define or delimit any of the provisions hereof or
otherwise affect their construction or effect.  If any
provision of this Agreement shall be held or made invalid
by a court decision, statute, rule or otherwise, the
remainder of this Agreement shall not be affected
thereby.  This Agreement shall be construed in accordance
with applicable federal law and the laws of the State of Delaware and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to paragraph 10 (c) hereof) and, to
the extent provided in paragraph 9 hereof, each Sub-
Adviser Indemnified Person and Adviser Indemnified
Person.  Anything herein to the contrary notwithstanding,
this Agreement shall not be construed to require, or to
impose any duty upon, either of the parties to do
anything in violation of any applicable laws or
regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.
14.	Regulation S-P.  In accordance with Regulation S-P,
if non-public personal information regarding any party's customers or consumers is disclosed to the other party in connection with this Agreement, the other party receiving such information will not disclose or use that
information other than as necessary to carry out the
purposes of this Agreement.
15.	Confidentiality.  Any information or recommendations
supplied by either the Adviser or the Sub-Adviser, that
are not otherwise in the public domain or previously
known to the other party in connection with the
performance of its obligations and duties hereunder,
including without limitation portfolio holdings of the
Fund, financial information or other information relating
to a party to this Agreement, are to be regarded as
confidential ("Confidential Information") and held in the strictest confidence. Except as may be required by applicable law or rule as requested by regulatory
authorities having jurisdiction over a party to this
Agreement, Confidential Information may be used only by
the party to which said information has been communicated
and such other persons as that party believes are
necessary to carry out the purposes of this Agreement,
the Custodian, and such persons as the Adviser may
designate in connection with the Sub-Advised Assets.
16.	Counterparts.  This Agreement may be executed in two
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            SIMPLE ALTERNATIVES, LLC

            By:  /s/ James K. Dilworth
            Name: James K. Dilworth
            Title:  President & CEO

            MAERISLAND CAPITAL, LLC
            By: /s/ Christopher Ainsworth
            Name: Christopher Ainsworth
            Title:  COO & CFO